Exhibit 10.6

EXECUTION COPY

AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of November 3, 2008 (this “Amendment”), between ARCOS DORADOS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (together with its successors and assigns, the “Obligor”) and CREDIT SUISSE, acting through its CAYMAN ISLANDS BRANCH (together with its branches, agencies, successors and assigns, the “Bank”).

Recitals

A. WHEREAS, the Obligor and Bank are parties to that certain Letter of Credit Reimbursement Agreement, dated as of August 3, 2007 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Letter of Credit Agreement”); and

B. WHEREAS, the Obligor and the Bank have agreed to amend certain provisions of the Letter of Credit Agreement in the manner, and subject to the terms and conditions, provided for herein;

NOW, THEREFORE, in consideration of the foregoing, the premises and the agreements, provisions and covenants contained in this Amendment and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Capitalized terms used, but not defined herein, have the meanings assigned to such terms in the Letter of Credit Agreement.

Section 2. Amendments.

Section 2.1. Section 1 (Definitions). Section 1 of the Letter of Credit is hereby amended by:

(a) deleting the first paragraph thereof in its entirety and replacing it with the following:

“Capitalized terms used and not otherwise defined herein shall have the definitions assigned in the Amended and Restated Credit Agreement, dated as of October 22, 2008 (the “Credit Agreement”), among the Obligor, as borrower, the various lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent, as the Credit Agreement is in effect on the Amendment Effective Date (as such term is defined in the Credit Agreement) (and regardless of whether the Credit Agreement is hereafter terminated or discharged). In this Agreement and any other document that references this Agreement, the following capitalized terms shall have the respective meanings assigned below (each such meaning to be equally applicable to the singular and plural forms of the respective terms so defined):”

(b) deleting the definition of “Allocated Headquarters Costs” in its entirety.

(c) deleting the definition of “Applicable Margin” in its entirety and replacing it with the following:

““Applicable Margin” means 4.5% per annum.”

(d) deleting the definition of “Collateral” in its entirety and replacing it with the following:

““Collateral” means all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to the U.S. Intercompany Note Pledge Agreement and the Security Agreement, including, without limitation, all U.S. Intercompany Note Pledge Agreement Collateral and all Security Agreement Collateral.”

(e) deleting the definition of “Collateral Agent” in its entirety and replacing it with the following:

““Collateral Agent” shall mean Deutsche Bank Trust Company Americas. as collateral agent, together with its successors and assigns in such capacity.”

(f) adding in the corresponding alphabetical order the following definition to “Consolidated Indebtedness”:

““Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Obligor and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of the Obligor and its Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the Obligor and its Subsidiaries of the type described in clauses (ii), (vii) and (viii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Obligor and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that (x) the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of the Obligor or any of its Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of “Consolidated Indebtedness” and (y) the amount of Indebtedness in respect of the Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of the Obligor and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time.”

(g) adding in the corresponding alphabetical order the following definition of “Delivery Amount”:

““Delivery Amount” means, on any Valuation Date, (a) if there is any amount in Dollars posted as Hedging Collateral on such Valuation Date, the positive difference between the Hedging Collateral Amount and the Total Collateralized Amount and (b) if there is no amount in Dollars posted as Hedging Collateral on such Valuation Date, the Hedging Collateral Amount.”

(h) adding in the corresponding alphabetical order the following definition of “Election Notice”;

““Election Notice” has the meaning assigned to it in Section 21(c).”

(i) adding in the corresponding alphabetical order the following definition of “Hedge Termination Value”:

““Hedge Termination Value” means, in respect of the Secured Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to the Secured Hedging Agreements, (a) for any date on or after the date the Secured Hedging Agreements have been closed out and termination values determined in accordance therewith, such termination values, if positive, payable by the Obligor and its Subsidiaries and (b) for any date prior to the date referenced in clause (a), the amounts determined by the Bank or any Affiliate thereof in good faith as the mark-to-market values for the Secured Hedging Agreements using one or more mid-market or other readily available quotation provided by the Bank or any Affiliate thereof, if positive, payable by the Obligor and its Subsidiaries.”

(j) adding in the corresponding alphabetical order the following definition of “Hedging Agreements”:

““Hedging Agreements” means, collectively, the Initial Hedging Agreement and the Refinancing Hedging Agreement.”

(k) adding in the corresponding alphabetical order the following definition of “Hedging Collateral”:

““Hedging Collateral” has the meaning assigned to it in Section 13(q).”

(l) adding in the corresponding alphabetical order the following definition of “Hedging Collateral Amount”:

““Hedging Collateral Amount” means, on any Valuation Date, an amount equal to the positive difference, if any, between the sum of the Hedge Termination Values of the Secured Hedging Agreements on such Valuation Date and $15,000,000.”

(m) adding in the corresponding alphabetical order the following definition of “Hedging Event”:

““Hedging Event” has the meaning assigned to it in Section 13(q).”

(n) deleting the definition of “Letter of Credit” in its entirety and replacing it with the following:

““Letter of Credit” means the Irrevocable Standby Letter of Credit No. TS-07004845, issued by the Bank, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.”

(o) adding in the corresponding alphabetical order the following definition of “Leverage Ratio”:

““Leverage Ratio” means, as of the last day or any Leverage Ratio Test Period, the ratio of (i) Consolidated Indebtedness on such date to (ii) Adjusted Consolidated EBITDA for such Leverage Ratio Test Period.”

(p) adding “been” after “financial statements have” in the first sentence of the definition of Leverage Ratio Test Period”.

(q) adding in the corresponding alphabetical order the following definition of “Liquidity Premium”:

““Liquidity Premium” means 1.50% per annum.”

(r) deleting the definition of “Local Take-Out Event” in its entirety,

(s) adding in the corresponding alphabetical order the following definition of “Non-Extension Notice”:

““Non-Extension Notice” has the meaning assigned to it in Section 21(b),”

(t) deleting the definition of “Original Stated Amount” in its entirety and replacing it with the following:

““Original Stated Amount” means $65,000,000.”

(u) adding in the corresponding alphabetical order the following definition of “Reference Period”:

““Reference Period” means (i) initially, the period commencing on the date on which the Bank makes a payment with respect to a drawing under the Letter of Credit and ending on the numerically corresponding day one month thereafter and (ii) thereafter, each period commencing on the last day of the immediately preceding Reference Period and ending on the numerically corresponding day one month thereafter; provided, however, that (A) if a Reference Period would end on a day other than a Business Day, such Reference Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Reference Period shall end on the immediately preceding Business Day, (B) in no case shall any Reference Period end after the Expiration Date and (C) any Reference Period that begins on the last day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Reference Period) shall end on the last Business Day of a calendar month.”

(v) adding in the corresponding alphabetical order the following definition of “Refinancing Hedging Agreements”:

““Refinancing Hedging Agreements” means, collectively. the 2002 ISDA Master Agreements, Schedules and Confirmations, to be entered into between one or more financial institutions and the Obligor; provided, that each such Refinancing Hedging Agreement shall terminate on or prior to November 10, 2013; provided, further, that the aggregate notional amount under the Refinancing Hedging Agreements shall not exceed $350,000,000.”

(w) deleting “, U.S. Stock Pledge Agreement” in the definition of “Related Documents”.

(x) adding in the corresponding alphabetical order the following definition of “Return Amount”:

““Return Amount” means, on any Valuation Date, the positive difference between the Total Collateralized Amount and the Hedging Collateral Amount.”

(y) adding in the corresponding alphabetical order the following definition of “Return Rate”:

““Return Rate” means the USD-Federal Funds-H.15.”

(z) adding in the corresponding alphabetical order the following definition of “Return Rate Applicable Margin”:

“Return Rate Applicable Margin” means 3.5% per annum.”

(aa) adding in the corresponding alphabetical order the following definition of “Security Agreement Collateral”:

““Security Agreement Collateral” means all “Creditor Collateral” as such term is defined in the Security Agreement.”

(bb) adding in the corresponding alphabetical order the following definition of “Settlement Day”:

““Settlement Day” means (a) with respect to a transfer of cash in Dollars by the Bank to the Obligor, the second Business Day after the date of demand of such transfer, and (b) with respect to a transfer of cash in Dollars by the Obligor to the Bank, the fifth Business Day after the date of demand of such transfer.”

(cc) adding in the corresponding alphabetical order the following definition of “Subsidiary Guarantor”:

““Subsidiary Guarantor” means each Subsidiary of the Obligor which executes and delivers a counterpart or joinder to the Subsidiary Guaranty,”

(dd) adding in the corresponding alphabetical order the following definition of “Total Collateralized Amount”:

““Total Collateralized Amount” means, on any Valuation Date, the aggregate amount of cash in Dollars posted as Hedging Collateral on such Valuation Date pursuant to Section 13(q).”

(ee) deleting the definition of “Total Headquarters Costs” in its entirety.

(ff) deleting the definition of “Total Pro Forma EBITDA” in its entirety and replacing it with the following:

““Total Pro Forma EBITDA” means, with respect to the Obligor and its Subsidiaries on a consolidated basis for any period, Adjusted Consolidated EBITDA for such period.”

(gg) deleting the definition of “Total Pro Forma Leverage Ratio” in its entirety and replacing it with the following;

““Total Pro Forma Leverage Ratio” means, as of any determination date, the ratio of (i) the sum of Consolidated Indebtedness as of such date plus (if and to the extent that such amount is not included in Consolidated Indebtedness) the Original Stated Amount to (ii) Total Pro Forma EBITDA for the Leverage Ratio Test Period ending on or immediately prior to such date.”

(hh) adding in the corresponding alphabetical order the following definition of “USD-Federal Funds-H.15”:

““USD-Federal Funds-H.15” means, for any calculation date, the rate set forth in H.15(519) for that calculation day under the caption “EFFECT,” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page. If, by 5:00 p.m., New York City time, on such calculation date, such rate for such calculation date does not appear on the Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), the rate for such calculation date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the caption “Federal funds (effective)”. If, by 5:00 p.m., New York City time, on the day that is one Business Day following the calculation date, such rate for such calculation date does not appear on the Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the rate for such calculation date will be the rate for the first preceding Business Day for which such rate is set forth in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.”

(ii) adding in the corresponding alphabetical order the following definition of “Valuation Date”:

““Valuation Date” means any Business Day.”

(jj) deleting the definition of “Venezuela EBITDA” in its entirety.

Section 2.2. Section 2 (Issuing of Letter of Credit). Section 2 of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“[Reserved.]”

Section 2.3. Section 3 (Reimbursement and Fees: Additional Reimbursement Security). Section 3 of the Letter of Credit is hereby amended as follows:

(a) Section 3(a)(B) of the Letter of Credit Agreement is hereby amended by adding at the end of such section ‘“plus the Liquidity Premium”.

(b) Section 3(b)(i) of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“the fees set forth in the Fee Letter, dated on or about November 10, 2008 (the “Fee Letter”), between the Obligor and the Bank; and”.

(c) Section 3(b)(ii)(2) of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“a fraction, expressed as a decimal to the nearest one-thousandth, the numerator of which is the number of calendar days elapsed from the day after the immediately-preceding Quarterly Payment Date through such date and the denominator of which is 90), at a rate equal to 3,25% per annum,”

(d) The second proviso to Section 3(b)(ii) of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“provided that, notwithstanding anything to the contrary set forth in the foregoing, in no event shall the Letter of Credit Fee at any time exceed by more than 2.00% per annum the level stated in Section 3(b)(ii).”

(e) Section 3(e)(x) of the Letter of Credit Agreement is hereby amended by replacing “U.S. Pledge Agreement” with “Lender U.S. Stock Pledge Agreement”.

Section 2.4. Section 4 (Cancellation of the Letter of Credit). Section 4 of the Letter of Credit is hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 4. Cancellation of the Letter of Credit.

(a) Cancellation on Expiration Date. The Letter of Credit shall be cancelled. and shall terminate, and the Obligor shall provide the Bank written notice of such cancellation and shall promptly pay the Bank any cancellation fee due in respect of such cancellation in accordance with the Fee Letter, upon the occurrence of the Expiration Date.

(b) Optional Cancellation. The Obligor may cancel the Letter of Credit, by written notice to the Bank, countersigned by an Authorized Officer of the Beneficiary, provided that concurrently with such cancellation, the Obligor shall pay the Bank any cancellation fee due in respect of such cancellation in accordance with the Fee Letter, provided further that the original of such Letter of Credit must accompany such written notice, and provided further that the Obligor shall only have the right to cancel the Letter of Credit without the prior written consent from the Bank at any time during the period commencing on the day falling two years prior to the End Date and ending on the day immediately preceding the End Date.”

Section 2.5. Section 13 (Affirmative Covenants). Section 13 of the Letter of Credit is hereby amended as follows:

(a) Section 13(a)(ii) of the Letter of Credit Agreement is hereby amended by replacing “after the close of each quarterly accounting period” with “after the close of each of the first three quarterly accounting periods”.

(b) Section 13(b) of the Letter of Credit Agreement is hereby amended by deleting “Refinancing;” in the heading thereof.

(c) Section 13(b)(i) of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“[Reserved.]”

(d) Section 13(b)(ii) of the Letter of Credit Agreement is hereby amended by deleting “(other than Indebtedness incurred in connection with a Refinancing)”.

(e) Section 13(i) of the Letter of Credit Agreement is hereby amended by replacing “, the U.S. Pledge Agreement Agreements and the Foreign Pledge Agreements” with “and the U.S. Intercompany Note Pledge Agreement”.

(f) Section 13(o) of the Letter of Credit is hereby amended by deleting such section in its entirety and replacing it with the following:

“(o) Secured Hedging Agreements.

(i) The Obligor shall not, and shall not permit any of its Subsidiaries to, enter into any Secured Hedging Agreement (other than the Hedging Agreements) granting a security interest (irrespective of the priority thereof) on any asset or property that constitutes collateral for the obligations of the Obligor under any of the Related Documents.

(ii) The Obligor shall not amend, modify, change or waive any term or provision of any Secured Hedging Agreement without the prior written consent of the Bank.

(g) Section 13 of the Letter of Credit is hereby amended by adding the following clause (q):

“(q) Additional Collateral. If the Bank (x) determines, on any Valuation Date, that as of such Valuation Date, the Hedge Termination Value under Secured Hedging Agreements entered into by the Obligor and such Subsidiaries exceeds $16,000,000 (the “Hedging Event”); and (y) gives written notice the Obligor of the Hedging Event (including calculations in reasonable detail with respect thereto), then, within 10 Business Days after the receipt by the Obligor of such notice, the Obligor shall, or shall cause any of its affiliates to, transfer to an account in Dollars in the City of New York with the Bank or another financial institution acceptable to the Bank, subject to a first-priority fully perfected security interest in favor of the Bank, on terms and conditions reasonably acceptable to the Bank, as additional security for the reimbursement and other obligations of the Obligor under this Agreement and the other Related Documents (the “Hedging Collateral”), an amount in Dollars equal to the Delivery Amount on such Valuation Date; provided, however, that:

(i) following the initial posting of Hedging Collateral and upon demand made by the Bank on any Valuation Date if the Hedging Collateral Amount exceeds the sum of (x) the Total Collateralized Amount, if any, and (y) $1,000,000, the Obligor shall post additional Hedging Collateral in an amount in Dollars at least equal to the applicable Delivery Amount;

(ii) following the posting of any Hedging Collateral and upon demand made by the Obligor on any Valuation Date (A) if the Total Collateralized Amount exceeds the sum of (x) the Hedging Collateral Amount and (y) $1,000,000, the Bank shall cause a release of the applicable Return Amount or (B) if the Hedge Termination Value under the Secured Hedging Agreements is less than $15,000,000, the Bank shall cause a release of the Total Collateralized Amount;

(iii) following the posting of any Hedging Collateral and for so long as any Hedging Collateral is posted, the Bank shall pay to the Obligor interest in respect of such Hedging Collateral for each day during the period commencing on and including the date of posting of such Hedging Collateral to but excluding the date such Hedging Collateral is released to the Obligor at a rate per annum equal to the Return Rate plus the Return Rate Applicable Margin. Accrued interest pursuant to this clause (iii) shall be payable on the last Business Day of March, June, September and December of each calendar year and on the applicable Settlement Date;

(iv) all transfers of Hedging Collateral, as applicable, pursuant to this Section 13(q) shall be made in accordance with the instruction of the Bank or the Obligor, as applicable, and shall be made by transfer into one or more bank accounts specified by the recipient of such transfer;

(v) if a demand for the transfer of Hedging Collateral is received by 12:00 p.m., New York City time, on a Business Day, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after 12:00 p.m., New York City time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received; and

(vi) in no event shall the Obligor be required to post or maintain more than $25,000,000 in Hedging Collateral at any time.”

(h) Section 13 of the Letter of Credit is hereby amended by adding the following clause (r):

“(r) Refinancing Hedging Agreements. The Obligor shall have delivered to the Bank a true, correct and complete copy of each Refinancing Hedging Agreement on or prior to December 10, 2008, duly authorized, executed and delivered by each party thereto.”

Section 2.6. Section 14 (Negative Covenants). Section 14(g) of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(g) Limitation on Certain Actions Relating to the Credit Agreement. The Obligor shall not consent pursuant to the Credit Agreement to any assignment or other transfer of loans under the Credit Agreement to any Person other than to a financial institution or commercial bank engaged in the business of making loans in the ordinary course of its business or any Affiliates thereof.”

Section 2.7. Section 15 (Event of Default). Section 15(c) of the Letter of Credit Agreement is hereby amended by adding at the end of such section “and Sections 13(q) and 13(r)”.

Section 2.8. Section 21 (Letter of Credit Transfer or Extension; Termination; Related Matters). Section 21 of the Letter of Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following.

“Section 21. Letter of Credit Transfer or Extension; Termination; Related Matters.

(a) The Letter of Credit shall automatically terminate at the Expiration Date thereof unless it shall have been previously terminated according to the provisions of this Agreement and the Letter of Credit. Not less than 60 days prior to the Expiration Date, the Obligor may request the Bank to extend the Expiration Date in accordance with the provisions hereof, and, if so requested the Bank shall have the right (but not the obligation) to extend the Expiration Date (as previously so extended, if applicable) for the Letter of Credit for one or more additional periods acceptable to the Bank and the Obligor commencing at the applicable Expiration Date for the Letter of Credit. If the Bank elects to exercise its right to so extend the Expiration Date for the Letter of Credit it will give prompt written notice amending such Letter of Credit to reflect such election to (i) the Obligor and (ii) the Beneficiary at such address as shall have been specified to the Bank by the Beneficiary in accordance with Section 17 hereof, whereupon the Expiration Date of the Letter of Credit shall be so extended. No amendment to the Letter of Credit extending the Expiration Date thereof pursuant to this Section 21 shall amend or waive any other provision of the Letter of Credit unless such amendment or waiver is agreed to by the Obligor.

(b) The Obligor shall have the right, but not the obligation, to instruct the Bank to give notice to the Beneficiary pursuant to the proviso to the definition of “End Date” electing not to have the Letter of Credit automatically renewed by any additional period, by giving a written notice thereof (the “Non-Extension Notice”) to the Bank at least 45 days prior to any anniversary of the Issuance Date.

(c) Upon the receipt by the Bank of the Non-Extension Notice, the Bank shall deliver to the Beneficiary a notice (with a copy to the Obligor) at least 30 days prior to the relevant anniversary of the Issuance Date electing not to have the Letter of Credit automatically renewed by any additional period pursuant to the provisions of the Letter of Credit (the “Election Notice”).

(d) If following receipt by the Bank of a Non-Extension Notice pursuant to clause (b) above, the Bank fails to deliver to the Beneficiary the Election Notice at least 30 days prior to the relevant anniversary of the Issuance Date, then the Obligor shall not have the obligation to pay to the Bank any Letter of Credit Fee accrued or to accrue from the period commencing two years prior to the date that would have been otherwise the End Date if the Election Notice had been delivered by the Bank to the Beneficiary and ending on the Expiration Date.”

Section 3. Effectiveness. This Amendment shall become effective on the date (in any event no later than November 10, 2008) on which each of the following conditions precedent shall have been satisfied (the day on which all such conditions are satisfied, the “Amendment Effective Date”):

Section 3.1. Executed Amendment. The Bank shall have received counterparts of this Amendment, satisfactory in form and substance to the Bank and the Obligor, duly executed and delivered by each of the parties hereto.

Section 3.2. Credit Agreement. (i) The Bank shall have received a true, correct and complete copy of the Credit Agreement, duly executed and delivered by each of the parties thereto, and the Credit Agreement shall be in full force and effect; (ii) no provision of the Credit Agreement has been amended, supplemented or modified in any respect; (iii) no default, event of default or similar event has occurred and is continuing under the Credit Agreement; and (iv) all conditions to the effectiveness of the Credit Agreement shall have been satisfied in full.

Section 3.3. Master Franchise Agreement. (i) The Bank shall have received a true, correct and complete copy of the Master Franchise Agreement, duly executed and delivered by each of the parties thereto, and the Master Franchise Agreement shall be in full force and effect; (ii) no provision of the Master Franchise Agreement has been amended, supplemented or modified in any respect; provided, however, that within the period commencing on the Amendment Effective Date and ending 30 days thereafter, the parties to the Master Franchise Agreement may enter into an amendment to the Master Franchise Agreement but only to the extent the provisions thereof (x) are substantially the same as those contemplated by the term sheet attached as Exhibit A, (y) could not reasonably be expected to be adverse in any material respect to the interests of the Bank under the Related Documents, and (z) do not amend, replace or otherwise modify Section 7.9.2 of the Master Franchise Agreement, except for the replacement of “$80,000,000” in clause (f)(ii) thereof with “$65,000,000,” and (iii) no default, event of default, breach (including, but not limited to, a “Material Breach” (as such term is defined in the Master Franchise Agreement)) or any event that with notice, lapse of time or both would result in a breach or similar event, has occurred and is continuing under the Master Franchise Agreement.

Section 3.4. No Default; Representations and Warranties. On and as of the Amendment Effective Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 3.5. Officer’s Certificate. On the Amendment Effective Date, the Bank shall have received:

(a) a certificate from the Obligor, dated as of the Amendment Effective Date, signed by an Authorized Officer of the Obligor, substantially in the form of Exhibit B with appropriate insertions, together with true and correct copies of (i) the deed of incorporation, the articles of association and an extract from the trade register of the Amsterdam Chamber of Commerce of the Obligor, (ii) the resolutions or other authorizations of the Obligor referred to in such certificate, (iii) verification of incumbency, (iv) all Franchise Documents, (v) all Credit Documents, (vii) the Initial Hedging Agreement and (viii) all other documentation referred to in such certificate;

(b) a certificate from each Subsidiary Guarantor, dated as of the Amendment Effective Date, signed by an Authorized Officer of such Subsidiary Guarantor and attested to by the secretary, any assistant secretary or any other Person authorized to attest to such certificate pursuant to the organizational documents of such Subsidiary Guarantor, substantially in the form of Exhibit C with appropriate insertions, together with true and correct copies of (i) the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Subsidiary Guarantor, (ii) the resolutions of such Subsidiary Guarantor referred to in such certificate, (iii) verification of incumbency and (iv) all other documentation referred to in such certificate.

Section 3.6 Opinions of Counsel. On the Amendment Effective Date, the Bank shall have received original counterparts of the following legal opinions addressed to the Bank and the Collateral Agent, dated as of the Amendment Effective Date, in the English language, and each of which shall be reasonably satisfactory to the Bank and its counsel:

(a) a legal opinion of Debevoise & Plimpton LLP, special New York counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-1;

(b) a legal opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-2;

(c) a legal opinion of Tozzini Freire Advogados, special Brazilian counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-3;

(d) a legal opinion of Bruchou, Fernandez, Madero, Lombardi & Mitrani, special Argentine counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-4;

(e) a legal opinion of Nauta Dutilh, special Aruban, Dutch and Netherlands Antilles counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-5:

(f) a legal opinion of Ritch Mueller, S.C., special Mexican counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-6;

(g) a legal opinion of O’Neill & Borges, special Puerto Rican counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-7;

(h) a legal opinion of Torres Plaz & Araujo, special Venezuelan counsel to the Obligor and the Subsidiary Guarantors, substantially in the form of Exhibit D-8; and

(i) a legal opinion of Skadden, Alps, Slate, Meagher & Flom LLP, special New York counsel to the Bank, covering such matters relating to the transactions contemplated hereby as the Bank may reasonably request.

Section 3.7. Approvals. On the Amendment Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated hereby and the granting of Liens under the Related Documents shall have been obtained and remain in full force and effect.

Section 3.8. No Material Adverse Effect. Since December 31, 2007, no Material Adverse Effect shall have occurred.

Section 3.9. L/C Intercreditor Agreement. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of the Amendment to L/C Intercreditor Agreement (the “L/C Intercreditor Agreement Amendment”), dated as of such date, substantially in the form of Exhibit E, duly executed and delivered by each of the parties thereto, and the L/C Intercreditor Agreement as amended by the L/C Intercreditor Agreement Amendment shall be in full force and effect.

Section 3.10. McDonald’s Intercreditor Agreement. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of the Amended and Restated Intercreditor Agreement (the “McDonald’s Intercreditor Agreement”), dated as of such date, substantially in the form of Exhibit F, duly executed and delivered by each of the parties thereto, and the McDonald’s Intercreditor Agreement shall be in full force and effect.

Section 3.11. Subsidiary Guaranty. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of the Amendment to Subsidiary Guaranty (the “Subsidiary Guaranty Amendment”), dated as of such date, substantially in the form of Exhibit G, duly authorized, executed and delivered by each Subsidiary Guarantor, and the Subsidiary Guaranty as amended by the Subsidiary Guaranty Amendment shall be in full force and effect.

Section 3.12. Security Agreement. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of the Amendment to Security Agreement (the “Security Agreement Amendment”), dated as of such date, substantially in the form of Exhibit H, duly authorized, executed and delivered by each Assignor (as defined therein) and the Collateral Agent, together with all Security Agreement Collateral, if any, refined to therein and then owned by such Assignor and not previously delivered to the Collateral Agent, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the Lien purported to be created by the Security Agreement have been taken, and the Security Agreement as amended by the Security Agreement Amendment shall be in full force and effect.

Section 3.13. U.S. Intercompany Note Pledge Agreement. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of the Amendment to U.S. Intercompany Note Pledge Agreement (the “U.S. Intercompany Note Pledge Agreement Amendment”), dated as of such date, substantially in the form of Exhibit I, duly authorized, executed and delivered by each Pledgor (as defined therein) and the Collateral Agent, together with all U.S. Intercompany Note Pledge Agreement Collateral, if any, referred to therein and then owned by such Pledgor and not previously delivered to the Collateral Agent, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the Lien purported to be created by the U.S. Intercompany Note Pledge Agreement have been taken, and the U.S. Intercompany Note Pledge Agreement as amended by the U.S. Intercompany Note Pledge Agreement Amendment shall be in full force and effect.

Section 3.14. Fee Letter. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of the Fee Letter, dated as of such date, substantially in the form of Exhibit J, duly executed and delivered by each of the parties thereto, and the Fee Letter shall be in full force and effect.

Section 3.15. Escrow Agreement. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of the Amendment to Escrow Agreement (the “Escrow Agreement Amendment,” and together with the L/C Intercreditor Agreement Amendment, the McDonald’s Intercreditor Agreement, the Subsidiary Guaranty Amendment, the Security Agreement Amendment, the U.S. Intercompany Note Pledge Agreement Amendment and the Fee Letter, the “Transaction Documents”), dated as of such date, substantially in the form of Exhibit K, duly authorized, executed and delivered by each party thereto, and the Escrow Agreement as amended by the Escrow Agreement Amendment shall be in full force and effect.

Section 3.16. Termination Agreements. On the Amendment Effective Date, the Bank shall have received a true, correct and complete copy of (i) the Termination Agreement with respect to the Participation Agreement, dated September 7, 2007, between the Bank and The Bank of Nova Scotia – International Banking Entity, dated as of such date, duly authorized, executed and delivered by each party thereto, (ii) the Termination Agreement with respect to the Participation Agreement, dated September 5, 2007, between the Bank and Standard Bank Plc, dated as of such date, duly authorized, executed and delivered by each party thereto and (iii) the Termination Agreement with respect to the Participation Agreement, dated September 5, 2007, between the Bank and Banco Santander, S.A., acting through its New York Branch, dated as of such date, duly authorized, executed and delivered by each party thereto.

Section 3.17. Original Letter of Credit. On or prior to the Amendment Effective Date, the Bank shall have received from McDonald’s the Irrevocable Standby Letter of Credit No. TS-07004119, issued by the Bank on August 3, 2007, marked “cancelled”.

Section 3.18. Consent Letter. The Bank shall have received a letter, in form und substance reasonably satisfactory to the Bank, from the Process Agent for the Obligor and each Subsidiary Guarantor indicating its consent to its appointment by the Obligor and each Subsidiary Guarantor as its agent to receive service of process as specified in Section 31 of the Letter of Credit Agreement and agreeing to act as such Process Agent and to forward all process received by it as such Process Agent to the Obligor and the Subsidiary Guarantors for a term ending one year beyond the Expiration Date, subject only to the Process Agent’s receipt of its annual fees for such appointment for each year beyond the first year following the Amendment Effective Date.

Section 3.19. Financial Statements. On or prior to the Amendment Effective Date, the Bank shall have received true and correct copies of (i) the pro forma consolidated profit and loss statements of the Obligor and its Subsidiaries for the 12 months ended December 31, 2007; (ii) the consolidated balance sheet of the Obligor and its consolidated Subsidiaries as at the end of its fiscal year ended December 31, 2007 and the related consolidated statements of income and retained earnings and statements of cash flows for such fiscal year, certified by independent certified public accountants of recognized international standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements have been prepared in accordance with U.S. GAAP and fairly present in all material respects the financial condition of the Obligor and its consolidated Subsidiaries as of the dates indicated and the results of their operations and cash flows; (iii) the unaudited consolidated balance sheet of the Obligor and its consolidated Subsidiaries as at the end of the fiscal quarter ended June 30, 2008 and the related consolidated statements of income and retained earnings and statement of cash flows, prepared in accordance with U.S. GAAP and fairly representing in all material respects the financial condition of the Obligor and its consolidated Subsidiaries as of the dates indicated and the results of its operations and changes in its cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes; and (iv) the combined/consolidated balance sheet of the Subsidiaries of the Obligor in each Major Territory (in respect of such country) as at the end of the fiscal year ended December 31, 2007 and the related combined/consolidated statements of income and retained earnings and statements of cash flows for such fiscal year, certified by independent certified public accountants of recognized international standing to the effect that such financial statements have been prepared in accordance with Applicable GAAP and fairly present in all material respects the financial condition of such Subsidiaries (in respect of such country) as of the dates indicated and the results of their operations and cash flows.

Section 3.20. Payment of Outstanding Obligations. On the Amendment Effective Date, the Obligor shall have paid to the Bank all costs, fees (including, without limitation, all Fees) and expenses (including, without limitation, reasonable and documented legal fees and expenses) and other compensation contemplated herein and in the Fee Letter, to the extent then due and payable.

Section 4. Letter of Credit.

Section 4.1. Subject to the satisfaction of the conditions set forth in Section 3, on the Amendment Effective Date the Bank shall issue and deliver to McDonald’s (with a copy to the Obligor) an Irrevocable Standby Letter of Credit, in a stated amount of $65,000,000, substantially in the form of Exhibit L (the “Letter of Credit”).

Section 4.2. Upon the issuance and delivery of the Letter of Credit pursuant to Section 4.1, all references to the “Letter of Credit” in the Related Documents shall be deemed references to the Letter of Credit.

Section 5. Representations. The Obligor hereby represents and warrants to the Bank, as of the date hereof and as of the Amendment Effective Date, as follows:

Section 5.1. Power and Authority. Each of the Obligor and each Subsidiary Guarantor has the company or partnership power and authority to execute, deliver and perform the terms and provisions of each Transaction Document to which it is a party and has taken all necessary company or partnership action to authorize the execution, delivery and performance by it of each such Transaction Document. Each of the Obligor and each Subsidiary Guarantor has duly executed and delivered each Transaction Document to which it is a party, and each such Transaction Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 5.2. No Violation. Neither the execution, delivery or performance by the Obligor or any Subsidiary Guarantor of any Transaction Document to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will violate any applicable Law or any order, writ, injunction or decree of any Governmental Authority, except, with respect to any Subsidiary of the Obligor, to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Obligor or any Subsidiary Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject, except for such conflicts, breaches or defaults as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) will result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of the Obligor or any Subsidiary Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Obligor or any Subsidiary Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iv) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Obligor or any Subsidiary Guarantor.

Section 5.3. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Amendment Effective Date and which remain in full force and effect on the Amendment Effective Date), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, the Obligor or any Subsidiary Guarantor to authorize, or is required to be obtained or made by, or on behalf of, the Obligor or any Subsidiary Guarantor in connection with, (i) the execution, delivery and performance of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any Transaction Document, except orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations and exceptions the failure to obtain of which would not reasonably be expected to give rise to a Material Adverse Effect.

Section 5.4. Master Franchise Agreement. No default, event of default, breach (including, but not limited to, a “Material Breach” (as such term is defined in the Master Franchise Agreement)) or any event that with notice, lapse of time or both would result in a breach or similar event, has occurred and is continuing under the Master Franchise Agreement.

Section 5.5. Other Representations. Each of the Obligor and each Subsidiary Guarantor represents and warrants, for the benefit of the Bank, that each representation and warranty listed in Section 6.01 and Sections 6.05 through 6.19 of the Credit Agreement is true and correct.

Section 6. Acknowledgement by the Bank. The Bank hereby acknowledges and consents to the execution and delivery by the Borrower of the Credit Agreement on the date hereof and by the Borrower and the Subsidiary Guarantors (as defined in the Credit Agreement) of the other Credit Documents on the Amendment Effective Date.

Section 7. Effect on the Letter of Credit Agreement. Except as expressly set forth herein, the Bank agrees to no amendment and grants no waiver or consent with respect to the Letter of Credit Agreement or any other Related Documents, and the Letter of Credit Agreement and the other Related Documents remain in full force and effect and are hereby ratified and confirmed. The Bank’s agreeing to the amendments and waivers contained herein do not and shall not create (nor shall the Obligor rely upon the existence of or claim or assert that there exists) any obligation of the Bank to consider or to agree to any further amendments or waivers to any Related Document. In the event that the Bank subsequently agrees to consider any further amendment or waiver to any Related Document, neither the amendments and waivers contained herein nor any other conduct of the Bank shall be of any force or effect on the Bank’s consideration or decision with respect to any such amendment or waiver, and the Bank shall have no further obligation whatsoever to consider or to agree to any such amendment or waiver. The Bank expressly reserves the right to require strict compliance with the terms of the Letter of Credit Agreement as it has been amended by this Amendment in all respects. The amendments and waivers agreed to herein shall not constitute a course of dealing at variance with the Letter of Credit Agreement so as to require further notice by the Bank to require strict compliance with the terms of the Letter of Credit Agreement and the other Related Documents in the future. The parties hereto acknowledge and agree that this Amendment shall be deemed to be a Related Document.

Section 8. Rule of Construction. From and after the Amendment Effective Date, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import, as used in the Letter of Credit Agreement, shall, unless the context otherwise requires, refer to the Letter of Credit Agreement, as amended by this Amendment.

Section 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

Section 11. Jurisdiction; Venue; Waiver of Jury Trial;.

Section 11.1. Each of the Obligor and the Bank submits to the nonexclusive jurisdiction of any state or federal court located in the Borough of Manhattan, City of New York, State of New York, for itself and its property and agrees that any such court shall be a proper forum for any action or suit with respect to this Amendment. Service of process in any legal action or proceeding arising out of or in connection with this Amendment may be made upon any party hereto by mailing a copy of the summons to such party either at the address set forth herein or at such party’s last address appearing in the Bank’s records.

Section 11.2. EACH OF THE OBLIGOR AND THE BANK WAIVES (i) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING IN WHICH THE BANK AND THE OBLIGOR ARE PARTIES (WHETHER OR NOT THE ONLY PARTIES) ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, AND (ii) THE RIGHT TO INTERPOSE ANY CLAIM, SETOFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

Section 12. Counterparts. This Amendment may be executed in several counterparts and by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original and all of which together shall constitute one instrument.

Section 13. Amendments; Waivers. None of the terms or provisions of this Amendment may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by the Obligor and the Bank.

Section 14. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 15. Notices. All notices under this Amendment shall be given in accordance with Section 17 of the Letter of Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ARCOS DORADOS B.V., as Obligor

By:	/s/(illegible signature)
Name:
Title:

CREDIT SUISSE, acting through its CAYMAN ISLANDS BRANCH

By:	/s/ Matias Einaudi
	Name:	Matias Einaudi
	Title:	Director

By:	/s/ Andreas Schenk Caviezel
	Name:	Andreas Schenk Caviezel
	Title:	Managing Director

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